Exhibit 5.1

August 1, 2008

White River Capital, Inc.
1445 Brookville Way, Suite I
Indianapolis, Indiana 46239

Gentlemen:

You have requested our opinion in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by White River Capital, Inc. (the “Company”), with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration for resale by the selling shareholders named in the Registration Statement of 150,000 shares of the Company’s common stock, without par value (the “Common Stock”), issuable upon the exercise of certain warrants (the “Warrants”) issued by the Company pursuant to a Warrant Issuance Agreement dated March 9, 2005, by and among the Company, Castle Creek Capital, LLC, Castle Creek Capital Partners Fund IIa, LP, Castle Creek Capital Partners Fund IIb, LP, and Union Acceptance Corporation.  In connection with your request, we have made such examination of the corporate records and proceedings of the Company and considered such questions of law and taken such further action as we deemed necessary or appropriate to enable us to render this opinion.  We are furnishing this opinion in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

Based upon such examination, we are of the opinion that, when issued and delivered upon the exercise of the Warrants in accordance with the terms of the Warrants and in compliance with the Securities Act and applicable state securities laws, the Common Stock will have been legally issued, fully paid, and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus that is part of the Registration Statement.   In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Barnes & Thornburg LLP

Barnes & Thornburg LLP